                FIRST AMENDMENT TO SECOND AMENDED
             AND RESTATED REVOLVING CREDIT AGREEMENT

     This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT FACILITY dated as of August 21, 1995 (the "First Amendment") is by and among

     STANLEY FURNITURE COMPANY, INC., a Delaware corporation (the
"Borrower");

     NATIONAL CANADA FINANCE CORP., a Delaware corporation (the
"Lender"); and

     NATIONAL BANK OF CANADA, the owner of all outstanding capital stock of the Lender ("NBC").


RECITALS

     A. The Lender has made a certain credit facility available to the Borrower pursuant to the terms and conditions contained in that certain Second Amended and Restated Revolving Credit Agreement dated as of February 15, 1994 among the Borrower, the Lender and NBC (the "Loan Agreement").

     B. The Borrower has requested that the Lender and NBC make certain changes to the Loan Agreement.

     C. The Lender and NBC have agreed to make these changes to the Loan Agreement as set forth herein.

     NOW, THEREFORE, the Borrower, the Lender and NBC hereby agree as follows:

     A.    The Loan Agreement is amended as follows:

           1.    The definition of "Maturity Date" set forth in
Section 1.01 is deleted in its entirety and replaced with the following:

           ""Maturity Date" means August 21, 1998;"

           2.    Section 2.01(a) is amended by replacing the date
"February 15, 1996" in line sixteen with the date "August 21, 1998".

           3. Section 2.01(a) is amended by deleting the phrase "minus (B) $7,500,000" in the eleventh line.

           4. Section 2.01(b) is amended by replacing the amount "$5,000,000" in line four with the amount "$7,500,000".

           5. Section 2.04 is deleted in its entirety and replaced with the following:

    "2.04 Interest Rates.

          (a) Prime Loans. Subject to the provisions of Section 2.04(c) and Section 3.01, each Revolving Credit Loan which is a Prime Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Prime Rate. The interest rate on all Prime Loans outstanding from time to time shall increase or decrease on the same date which the Prime Rate changes.

          (b)    Eurodollar Loans.  Subject to the provisions of
Section 3.01, each Revolving Credit Loan which is a Eurodollar Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the LIBOR Rate plus one percent (1%). The Lender shall determine the applicable LIBOR Rate on the date when such determination is to be made in respect of such Interest Period (or as soon thereafter as practicable), and shall notify the Borrower of the rate so determined. Such determination shall be conclusive absent manifest error."

           6. Section 3.01 is deleted in its entirety and replaced with the following:

           "3.01 Default Rate. If the Borrower shall default in the payment when due (subject to applicable grace periods, if any) of the principal of or interest or fees on any Loan, or in the payment any other amount becoming due hereunder or under any of the other Loan Documents, the Borrower shall on demand from time to time pay interest on any overdue payment of principal or fees or other amount and, to the extent permitted by law, on overdue payments of interest, up to the date of actual payment (after as well as before judgment) at a rate equal to the Prime Rate plus two percent (2%) per annum or the LIBOR Rate plus three percent (3%) per annum."

           7.    Section 3.02 is amended to read as follow:

           "3.02 Prepayments. The Borrower shall have the right at any time and from time to time to repay or prepay any amount outstanding under the Revolving Credit Note in whole or in part, without premium; provided, however, that Revolving Credit Loans that are Eurodollar Loans may be repaid only on the last day of the then current Interest Period therefore."

           8.    Section 3.09(a) is amended to read as follows:

           "(a) Audit Fees. The Lender will conduct on-site audits of the Accounts Receivable and Inventory once a year and the Borrower shall reimburse the Lender $750.00 for the cost of each audit."

           9. Section 6.01(a) (vi) is deleted in its entirety and replaced with the following:

           "(vi) the Borrower owns no interest in any Persons other than Persons listed on Exhibit C hereto or pursuant to investments permitted by Section 8.01(e) hereto.

           10.   Section 6.01(c) (iii) is deleted in its entirety.

           11. Section 8.01(g) is amended by replacing the ratio of 2.0 to 1.0 in the sixth line with the ratio of 1.9 to 1.0.

           12. Section 8.01(h) is amended by replacing the ratio of .5 to 1.0 in the third line with the ratio of .55 to 1.0.

     A. The Borrower represents and warrants that, as of the date hereof, it is not in default of the terms of the Loan Agreement, as amended hereby, or any of the other documents executed between the Borrower and the Lender and/or NBC in connection therewith.

     B. This First Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original.

     C. This First Amendment and the Loan Agreement, as amended hereby, shall be deemed to be contracts made under, and for all purposes shall be construed in accordance with the laws of the State of North Carolina.

     IN WITNESS WHEREOF, the parties hereto have executed or caused this instrument to be executed under seal as of the day and year first above written.


                                  STANLEY FURNITURE COMPANY, INC.


ATTEST

By \s\ Albert L. Prillaman        By   \s\  Douglas I. Payne

Title  CEO & President            Title Vice President of Finance

     (CORPORATE SEAL)



                                  NATIONAL CANADA FINANCE CORP.

                                  By \s\ Charles Collie

                                  Title Vice President & Manager


                                  By \s\ Alex Council

                                  Title  Vice President


                                  NATIONAL BANK OF CANADA

                                  By    Signature unreadable

                                  Title Vice President

                                  By   Signature unreadable

                                  Title Assistant Vice Pesident